UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response 28.0

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

DIGITAL GENERATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2004, Digital Generation Systems, Inc. (the Company), entered into the Second Amended and Restated Credit Agreement (the Agreement) between the Company and its primary lenders. The Agreement provides for an additional Term C Loan in the amount of $2.5 million. The loan is payable in $500,000 quarterly installments with the first payment due on December 31, 2004. The loan matures on December 31, 2005.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1 Second Amended and Restated Credit Agreement dated August 31, 2004 between Digital Generations Systems, Inc. as borrower and JPMORGAN CHASE BANK, as Administrative Agent and Issuing Bank (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2004	DIGITAL GENERATION SYSTEMS, INC.

	By:	/s/ OMAR A. CHOUCAIR
Omar A. Choucair, Chief Financial Officer